SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
December 11, 2023
BREAD FINANCIAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3095 LOYALTY CIRCLE
COLUMBUS, Ohio 43219
(Address and Zip Code of Principal Executive Offices)
(614) 729-4000
(Registrant’s Telephone Number, including Area Code)
NOT APPLICABLE
(Former name or former address, if changed since last report)☐
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFH	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 2.04 Triggering Event That Accelerates or Increases a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On December 11, 2023, Bread Financial Holdings, Inc. (the “Company”) issued a conditional notice of redemption to redeem all of its outstanding 4.750% senior notes due 2024 (the “2024 Notes”). The redemption is expected to occur on December 26, 2023 (the “Redemption Date”), subject to satisfaction or waiver by the Company of the Condition (as defined below). The 2024 Notes were issued under an indenture dated as of December 20, 2019, by and among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association (as successor to MUFG Union Bank, N.A.) as trustee (the “Indenture”). The 2024 Notes will be redeemed pursuant to Article 3 of the Indenture if the Condition is satisfied or waived. The 2024 Notes will be redeemed at par, plus accrued and unpaid interest to, but not including, the Redemption Date.

The redemption of the 2024 Notes is conditioned upon the completion by the Company of one or more debt financings in an aggregate principal amount of at least $500 million (the “Condition”), which the Company expects to satisfy upon closing of the offering of Notes (as defined below). Any such financings are subject to market and other conditions. There can be no guarantee that the Condition will be satisfied.

Item 8.01 Other Events.

On December 11, 2023, the Company issued a press release announcing a private offering of senior notes (the “Notes”). A copy of the press release is attached hereto as Exhibit 99.1, which is incorporated herein by reference. We intend to use the proceeds from the offering of Notes announced today to (i) fund the redemption in full of the Company’s outstanding 2024 Notes, (ii) fund the repayment of a portion of the Company’s existing term loans under the Company’s existing credit agreement (the “Credit Agreement”) and (iii) pay related fees, premiums and expenses. As of September 30, 2023, there was $285 million of aggregate principal amount of 2024 Notes outstanding and $298 million outstanding under the term loan facility under the Credit Agreement. The offering of the Notes is subject to market and other conditions.

This Current Report on Form 8-K (this “Report”) and the press release attached hereto as Exhibit 99.1 (the “Release”) do not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful and neither this Report nor the Release constitute a notice of redemption for the 2024 Notes. The Notes will not be registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document Description

99.1	Press release announcing the notes offering, dated December 11, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bread Financial Holdings, Inc.

Date: December 11, 2023	By:	/s/ Joseph L. Motes III
Joseph L. Motes III Executive Vice President, Chief Administrative Officer, General Counsel and Secretary